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                                                                    EXHIBIT 4.4

                    AMERICAN INDEMNITY FINANCIAL CORPORATION
                  1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN


                 1. PURPOSE. The 1997 Non-Employee Director Stock Option Plan (the "Plan") of American Indemnity Financial Corporation, a Delaware corporation (the "Company"), is for the benefit of members of the boards of directors of the Company and its subsidiaries who, at the time of their service, are not employees of the Company or its subsidiaries ("Non-Employee Directors"), but are persons who have made or are expected to make a significant contribution to the continued growth of the Company or its subsidiaries by providing them with an additional incentive through an increase in their proprietary interest in the success of the Company--thereby encouraging them to continue in their present capacity.

                 2. ADMINISTRATION. The Plan shall be administered by a committee (the "Committee") to be appointed by the board of directors of the Company (the "Board of Directors"). The Committee shall consist of one or more members who are employees of the Company and who have not been eligible to participate under the Plan for a period of at least one year prior to being appointed to the Committee. The Board of Directors of the Company shall have the power from time to time to add or remove members of the Committee, and to fill vacancies arising for any reason. The Committee shall designate a chairman from among its members, who shall preside at all of its meetings, and shall designate a secretary, without regard to whether that person is a member of the Committee, who shall keep the minutes of the proceedings and all records, documents, and data pertaining to its administration of the Plan. Meetings shall be held at any time and place as it shall choose. A majority of the members of the Committee shall constitute a quorum for the transaction of business. The vote of a majority of those members present at any meeting shall decide any question brought before that meeting. In addition, the Committee may take any action otherwise proper under the Plan by the affirmative vote, taken without a meeting, of a majority of its members. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including but not limited to the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct. The Committee shall have no discretion in the selection of Non-Employee Directors to whom Options are to be granted, the number of shares subject to an Option, the exercise price of the Option and the term of the Option. All other questions of interpretation and application of the Plan, or as to options granted under it (the "Options"), shall be subject to the determination of a majority of the Committee. The Committee in exercising any power or authority granted under this Plan or in making any determination under this Plan shall perform or refrain from performing those acts using its sole discretion and judgment. Any decision made by the Committee or any refraining to act or any act taken by the Committee in good faith shall be final and binding on all parties. The Committee's decision shall never be subject to de novo review.

                 3. OPTION SHARES. The stock subject to the Options and other provisions of the Plan shall be shares of the Company's Common Stock, $3.33 1/3 par value (the "Common Stock"). The total amount of the Common Stock with respect to





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which Options may be granted shall not exceed in the aggregate 25,000 shares.
The class and aggregate number of shares which may be subject to the Options granted under this Plan shall be subject to adjustment under Section 16. The shares may be treasury shares or authorized but unissued shares.

                 In the event that an outstanding Option shall expire or terminate for any reason, the shares of Common Stock allocable to the unexercised portion of that Option may again be subject to an Option under the Plan.

                 4. GRANT OF OPTIONS. During the term of this Plan if there is a sufficient number of shares of Common Stock available, there shall be granted an Option for 1,000 shares of Common Stock: (a) to each individual who is newly elected as a Non-Employee Director on the day of his initial election and (b) to each Non-Employee Director who has previously received an Option under this Plan or the American Indemnity Financial Corporation 1992 Non-Employee Director Stock Option Plan on January 2, 1998, and every other January 2 thereafter if it is a business day, or if it is not, then on the next business day if the individual is a Non-Employee Director on that date. If the aggregate shares authorized for this Plan become subject to an adjustment under
Section 16, then the number of shares which is the subject of each grant after that date will be subject to the same adjustment. If there are shares available but in insufficient numbers to permit all grants required on a particular date of grant to a class of Non-Employee Directors, then options shall be granted in an equal whole number to each Non-Employee Director of the class which will use the maximum shares available without issuing an Option in an unequal amount or for a fractional share.

                 5. ELIGIBILITY. The individuals who shall be eligible to participate in the Plan shall be those individuals who are a member of the board of directors of the Company or of a subsidiary who, at the time of service, are not employees of any of them. No individual shall be eligible to receive an Option under the Plan while that individual is a member of the Committee.

                 6. OPTION PRICE. The price at which shares may be purchased pursuant to an Option granted under this Plan (the "Option Price") shall be its fair market value on the date the Option is granted. The fair market value of a share of Common Stock shall be the closing sale price of a share of Common Stock on that date as reported by the principal national securities exchange on which the Common Stock is listed if the Common Stock is listed on a national securities exchange, or the average of the bid and asked price of a share of Common Stock on that date as reported in the NASDAQ listing if the Common Stock is not listed on a national securities exchange. If no closing price or quotes are reported on that date, the fair market value of a share of Common Stock shall be the closing sale price of a share of Common Stock on the next preceding date that a share of Common Stock is reported by the principal national securities exchange on which the Common Stock is listed if the Common Stock is listed on a national securities exchange, or the average of the bid and asked price of a share of Common Stock on that date as reported in the NASDAQ listing if the Common Stock is not listed on a national securities exchange.




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                 7.       DURATION OF OPTIONS.  Each Option granted shall be
exercisable for a period of 10 years commencing from the date the Option is granted.

                 8. AMOUNT EXERCISABLE. Each Option granted may be exercised, so long as it is valid and outstanding, from time to time in part or as a whole, after the expiration of six months following the date of grant.

                 9. EXERCISE OF OPTIONS. An optionee may exercise an Option by delivering to the Company a written notice stating (a) that he wishes to exercise the Option on the date the notice is delivered, (b) the number of shares of stock with respect to which the Option is to be exercised, (c) the address to which the certificate representing the shares are to be mailed, and
(d) his social security number. In order to be effective, written notice shall be accompanied by payment of the Option Price of the shares and payment of any amount necessary to satisfy any withholding tax liability that may result from the exercise of the Option.

                 Normally, each payment shall be made by cashier's check drawn on a national banking association and payable to the order of the Company in United States currency.

                 However, if, at the time of receipt by the Company of the notice, (a) the Company has unrestricted surplus in an amount not less than the Option Price of the shares, (b) all accrued cumulative preferential dividends and other current preferential dividends on all outstanding shares of preferred stock of the Company, if any, have been fully paid, (c) the acquisition by the Company of its own shares of stock for the purpose of enabling the optionee to exercise the Option is permitted by applicable law and without any vote or consent of any stockholder of the Company, and (d) there has been adopted a resolution of the Board of Directors, which remains effective, authorizing the acquisition by the Company of its own shares for that purpose, then the optionee may deliver to the Company, in payment of the Option Price of the shares with respect to which the Option is exercised, certificates registered in the name the optionee that represent a number of shares of stock legally and beneficially owned by him (free of all liens, claims and encumbrances of every kind) and having a fair market value on the date of receipt by the Company of the notice that is not greater than the Option Price of the shares with respect to which the Option is to be exercised. The certificates must be accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by the certificates, with the signature guaranteed by a national banking association (or, in lieu of certificates, other arrangements for the transfer of those shares to the Company which are satisfactory to the Company). If the Option Price of the shares with respect to which the Option is to be exercised exceeds the fair market value, the optionee must also deliver a cashier's check drawn on a national banking association and payable to the order of the Company in an amount, in United States currency, equal to the amount of the excess plus the amount of money necessary to satisfy any withholding tax liability that may result from the exercise of the Option.

                 In any event, the Committee, in its sole discretion, may refuse to accept shares in payment of the Option Price of the shares with respect to which the Option






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is to be exercised.  In that event, any certificates representing shares that were received by the Company with the notice shall be returned to the optionee, together with a notice by the Company to the optionee of the refusal of the Committee to accept the shares. If, at the expiration of seven business days after the delivery to the optionee of the notice, the optionee has not delivered to the Company a cashier's check drawn on a national banking association, payable to the order of the Company, in an amount in United States currency, equal to the amount for which the shares were to have been payment, the notice from the optionee to the Company shall be ineffective to exercise the Option.

                 The Company, with the approval of the Board of Directors may, at the request of the optionee, retain shares of Common Stock which would otherwise be issued upon exercise of an Option to satisfy any withholding tax liability that may result from the exercise of the Option. The shares shall be valued for this purpose at their fair market value on the date of the exercise of the Option.

                 As promptly as practicable after receipt of written notification and payment, the Company shall deliver to the optionee certificates for the number of shares with respect to which the Option has been exercised less any shares retained to pay any withholding tax, issued in the optionee's name. Delivery shall be deemed effected when a stock transfer agent of the Company shall have deposited the certificates in the United States mail, addressed to the optionee, at the address specified under this Section.

                 10. TRANSFERABILITY OF OPTIONS. Options shall not be transferable by the optionee except by will or under the laws of descent and distribution, and shall be exercisable, during his lifetime, only by him.

                 11. TERMINATION OF POSITION OR DEATH OF OPTIONEE. Except as may be otherwise expressly set out in this Plan, Options shall normally terminate on the earlier of the date of the expiration of the Option or upon severance of that relationship between the Company and the optionee which made the individual eligible to receive an Option under this Plan, without regard for the reason for severance. But, if before the expiration of the Option, the optionee shall be retired in good standing from the board of directors of the Company or its subsidiaries, the Option shall terminate on the earlier of the date of expiration of the Option or one day less than three months after the date of retirement. In addition, if the optionee shall die while serving upon the board of directors of the Company or its subsidiaries or during the three month period after retirement in good standing and before the date of expiration of the Option, the Option shall terminate on the earlier of the date of expiration or one year following the date of death. After the death of the optionee, his executors, administrators or any person or persons to whom his Option may be transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to its termination, to exercise the Option to the extent the optionee could have exercised it had he lived and remained on the board of directors of the Company or its subsidiaries.

                 12. FORFEITURES. Notwithstanding any other provision of this Plan, if the Committee finds by a majority vote, that the optionee, before or after termination





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of his capacity as a Non-Employee Director of the Company or any subsidiary corporation (as used in this Section, the "Company and (or) its Affiliates"), committed fraud, embezzlement, theft, commission of felony, or proven dishonesty in the course of his advisory relationship to the Company and its Affiliates which conduct damaged the Company or its Affiliates, or for disclosing trade secrets of the Company or its Affiliates, then any outstanding options which have not been exercised by optionee shall be forfeited. The decision of the Committee will be final. In order to provide the Company with an opportunity to enforce this Section, an Option may not be exercised if the Committee notifies the stock transfer agent that a forbidden action has been raised for its determination, until it has made a decision favorable to the optionee.

                 13. REQUIREMENTS OF LAW. The Company shall not be required to sell or issue any shares under any Option if issuing the shares shall constitute a violation by the optionee or the Company of any provisions of any law or regulation of any governmental authority. Each Option granted under this Plan shall be subject to the requirements that, if at any time the Company or the Committee shall determine that the listing, registration or qualification of the shares upon any securities exchange or under any state or federal law of the United States or of any other country or governmental subdivision, or the consent or approval of any governmental regulatory body, or investment or other representations, are necessary or desirable in connection with the issue or purchase of shares subject to an Option, that Option shall not be exercised in whole or in part unless the listing, registration, qualification, consent, approval or representations shall have been effected or obtained free of any conditions not acceptable to the Company. Any determination in this connection by the Committee shall be final. In the event the shares issuable on exercise of an Option are not registered under the Securities Act of 1933, as amended (the "Act"), the Company may imprint on the certificate for those shares the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Act or other applicable state or federal securities laws or regulations:

                 "The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any state and may not be sold or transferred except upon registration or upon receipt by the Corporation of an opinion of counsel satisfactory to the Corporation, in form and substance satisfactory to the Corporation, that registration is not required for a sale or transfer."

The Company may, but shall in no event be obligated to, register any securities covered by this Plan under the Act (as now in effect or as later amended) and, in the event any shares are registered, the Company may remove any legend on certificates representing those shares. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option or the issuance of shares under the Option to comply with any law or regulation or any governmental authority.

                 14. NO RIGHTS AS STOCKHOLDER. No optionee shall have rights as a stockholder with respect to shares covered by his Option until the date a stock





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certificate is issued for the shares.  Except as provided in Section 16, no adjustment for dividends or other matters shall be made if the record date is prior to the date the certificate is issued.

                 15. NO OBLIGATION TO RETAIN OPTIONEE. The granting of any Option shall not impose upon the Company or any of its subsidiaries any obligation to retain or continue to retain any optionee in his capacity as a Non-Employee Director. The right of the Company, the directors or the stockholders of the Company or of any subsidiary of the Company to terminate any optionee shall not be diminished or affected by reason of the fact that one or more Options have been or will be granted to him.

                 16. CHANGES IN THE COMPANY'S CAPITAL STRUCTURE. The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights of the Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

                 If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving compensation for it in money, services or property, then (a) the number, class and per share price of shares of stock subject to outstanding Options under this Plan shall be appropriately adjusted in a manner as to entitle an optionee to receive upon exercise of an Option, for the same aggregate cash consideration, the same total number and class or classes of shares as he would have received had he exercised his Option in full immediately prior to the event requiring the adjustment; and (b) the number and class of shares then reserved for issuance under the Plan shall be adjusted by substituting for the total number and class of shares of stock then reserved for the number and class or classes of shares of stock that would have been received by the owner of an equal number of outstanding shares of Common Stock as the result of the event requiring the adjustment.

                 If the Company merges or consolidates with another corporation, whether or not the Company is a surviving corporation, or if the Company is liquidated or sells or otherwise disposes of substantially all its assets while unexercised Options remain outstanding under the Plan, (a) subject to the provisions of clause (c) below, after the effective date of the merger, consolidation, liquidation, sale or other disposition, as the case may be, each holder of an outstanding Option shall be entitled, upon exercise of an Option, to receive, in lieu of shares of Common Stock, the number and class or classes of shares of stock or other securities or property to which the holder would have been entitled if, immediately prior to the merger, consolidation, liquidation, sale or other disposition, the holder had been the holder of record of a number of shares of Common Stock equal to the number of shares as to which the Option may be exercised; (b) the Board of Directors may waive any limitations set out in or imposed pursuant





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to this Plan so that all Options, from and after a date prior to the effective date of the merger, consolidation, liquidation, sale or other disposition, as the case may be, specified by the Board of Directors, shall be exercisable in full; and (c) all outstanding Options may be canceled by the Board of Directors as of the effective date of any the merger, consolidation, liquidation, sale or other disposition.

                 Except as expressly provided before in this Plan, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for shares, or upon conversion of shares or obligations of the Company convertible into shares or other securities, shall not affect, and no adjustment by reason of it shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding Options.

                 17. AMENDMENT OR TERMINATION OF PLAN. The Board of Directors may modify, revise or terminate this Plan at any time and from time to time. However, without the further approval of the holders of at least a majority of the outstanding shares of voting stock, or if the provisions of the corporate charter, by-laws or applicable state law prescribe a greater degree of stockholder approval for this action, without the degree of stockholder approval thus required, the Board of Directors may not (a) change the aggregate number of shares which may be issued under Options pursuant to the provisions of this Plan; (b) reduce the Option Price permitted for options; (c) change the class of persons eligible to receive options; (d) extend the term during which an Option may be exercised or the termination date of the Plan; or (e) materially increase any other benefits accruing to the Non-Employee Directors under the Plan or materially modify the requirements as to eligibility for participation in the Plan unless the Board of Directors shall have obtained an opinion of legal counsel to the effect that stockholder approval of the amendment is not required by law or the applicable rules and regulations of, or any agreement with, any national security exchange on which the Common Stock is listed or if the Common Stock is not listed, the rules and regulations of, or any agreement with, the National Association of Securities Dealers, Inc., or in order to make available to the optionee with respect to any Option granted under the Plan, the benefits of Rule 16b-3 of the Rules and Regulations under the Securities Exchange Act of 1934 or any similar or successor rule. In addition, the terms of the Plan relating to the number of shares that may be subject to an Option, the times at which Options are to be granted, and the means by which the Option Price for the Options granted is to be determined shall not be amended more than once every six months, other than to comport with the changes in the Internal Revenue Code of 1986, the Employee Retirement Income Security Act or the rules under either of those laws. All Options granted under this Plan shall be subject to the terms and provisions of this Plan and any amendment, modification or revision of this Plan shall be deemed to amend, modify or revise all Options outstanding under this Plan at the time of the amendment, modification or revision. In the event this Plan is terminated by action of the Board of Directors, all Options outstanding under this Plan may also be terminated by such action.

                 18. WRITTEN AGREEMENT. Each Option granted under this Plan shall be embodied in a written option agreement, which shall be subject to the terms and





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conditions prescribed above, and shall be signed by the optionee and by the appropriate officer of the Company for and in the name and on behalf of the Company. Each option agreement shall contain any other provisions that the Committee in its discretion shall deem advisable if they do not conflict with the terms of this Plan.

                 19. INDEMNIFICATION OF THE COMMITTEE AND THE BOARD OF DIRECTORS. The Company will, to the fullest extent permitted by law, indemnify, defend and hold harmless any person who at any time is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) in any way relating to or arising out of this Plan or any Option or Options granted under it by reason of the fact that that person is or was at any time a director of the Company or a member of the Committee against judgments, fines, penalties, settlements and reasonable expenses (including attorneys' fees) actually incurred by that person in connection with the action, suit or proceeding. This right of indemnification will inure to the benefit of the heirs, executors and administrators of each person to be protected and is in addition to all other rights to which that person may be entitled by virtue of the certificate of incorporation or by-laws of the Company or as a matter of law, contract or otherwise. Nothing in this Section shall be construed to limit or otherwise affect any right to indemnification, or payment of expenses, or any provisions limiting the liability of any officer or director or any member of the Committee, provided by law, the certificate of incorporation or by-laws of the Company or otherwise.

                 20. EFFECTIVE DATE OF PLAN. The Plan shall become effective and shall be deemed to have been adopted on January 22, 1997, if at the first annual meeting of the stockholders of the Company following such date it is approved by the holders of at least a majority of the outstanding shares of voting stock of the Company voting in person or by proxy, or if the provisions of the certificate of incorporation, by-laws or applicable state law prescribe a greater degree of stockholder approval for this action, the approval by the holders of that percentage at such annual meeting of stockholders. No Options shall be granted pursuant to the Plan after January 22, 2007.




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